UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TIPPINGPOINT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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This filing relates to the planned acquisition of TippingPoint Technologies, Inc. (“TippingPoint”) by 3Com Corporation (“3Com”) pursuant to an Agreement and Plan of Merger by and among 3Com, Topaz Acquisition Corporation and TippingPoint, dated as of December 13, 2004.

Beginning on December 14, 2004, the following materials related to 3Com’s planned acquisition of TippingPoint were made available to certain customers of TippingPoint:

The Convergence of Networking and Security is Now

The World’s Premier Network-Security Company

TippingPoint will become an independent division of 3Com, and remain headquartered in Austin

All of 3Com’s security strategy and operations will be transferred to the TippingPoint team in Austin

The existing management team will remain in charge of the same components of operations as they are today

Kip McClanahan will become President of 3Com’s Security Division (TippingPoint) and report to 3Com’s CEO, Bruce Claflin

James Hamilton will be responsible for WW Security Sales Organization

We will continue to operate as a distinct and largely autonomous business, in close coordination with 3Com’s operations

CONFIDENTIAL

TippingPoint/3Com Strengths

TippingPoint clients will continue to have access to the same best-of-breed IPS products through the same TippingPoint high-touch sales force and TippingPoint channel

Multi-national customers will benefit from 3Com’s global service and support organization

TippingPoint clients will have access to 3Com’s converged voice and data networking solutions that are optimized to work with TippingPoint’s products

CONFIDENTIAL

3Com is a Global Corporation

Š 1,900 employees worldwide

Š 40 countries / 75 locations

Š Extensive R&D, sales & support

Š Global professional services organization

Corporate Headquarters

Marlborough, MA, USA

R&D Locations

Sales Locations

Service and Support Locations

Huawei-3Com Joint Venture Locations, China

CONFIDENTIAL

The Future: Secure Converged Networks

The Combination of 3Com and TippingPoint uniquely assembles all the necessary ingredients to define and deliver the network of the future

Solid networking combined with best-of-breed VoIP and Security

CONFIDENTIAL

Investor Notices

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about (i) the consummation of the pending acquisition of TippingPoint by 3Com, the benefits of the pending acquisition and the expected timing of the consummation of the acquisition and (ii) the addressable market for IPS and expected growth in that market. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the following: approval of the acquisition by the stockholders of TippingPoint; the satisfaction of the conditions to the closing of the acquisition, including the receipt of regulatory approvals; the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; and trends in the networking industry. Additional information relating to the uncertainty affecting TippingPoint’s and 3Com’s businesses are contained in their filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and TippingPoint and 3Com do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

TippingPoint will file a proxy statement and other documents regarding the proposed transaction described in this presentation with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIPPINGPOINT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TippingPoint seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by TippingPoint with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to William J. Murphy at 512-681-8320.

TippingPoint’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the TippingPoint stockholders in connection with the proposed transaction. Information about TippingPoint’s directors and officers can be found in TippingPoint’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

CONFIDENTIAL

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